                              SEPARATION AGREEMENT AND

                                 RELEASE OF CLAIMS

     This Separation Agreement and Release of Claims ("Agreement") is made by and between Stephanie P. Schwartz ("Employee") and Informix Corporation, its affiliates and subsidiaries (the "Company").

     In consideration of the mutual promises set forth below, the Company and Employee (collectively, where appropriate, "the Parties") hereby agree as follows:

     1. DATE OF TERMINATION OF EMPLOYMENT. Employee shall resign from her position as the Company's Vice President, Corporate Controller effective November 15, 1999. Employee's resignation from the Company shall be communicated as mutually agreed upon by Employee and the Company.

     2. CONSIDERATION. The Company agrees, subject to the Employee's execution of this Agreement, to make certain payments to the Employee as described below:

          (a) SEVERANCE. The Company shall make a severance payment to the Employee in the amount of Ninety-Three Thousand Four Hundred and Six Dollars and Fifty-six Cents ($93,406.56) ("Severance Payment") which is equal to six months' base salary, less applicable withholding for federal and state taxes and other payroll deductions, and less any other payroll deductions that Employee may authorize in writing. Employee shall receive the net Severance Payment, plus accrued but unused vacation, conditioned upon the Employee's signing this Agreement. The payment shall be made on the later of: (i) the date of termination of employment set forth in paragraph 1 above; or, (ii) ten (10) business days after the Effective Date of this Agreement as defined in paragraph 17 below.

          (b) INCENTIVE BONUS. The Company shall make a payment to Employee in the amount of Fifty-Seven Thousand Two Hundred and Eleven Dollars and Forty-eight Cents ($57,211.48) ("Incentive Payment") an amount equal to a pro-rated portion of Employee's target incentive for Fiscal Year 1999, as defined in Employee's Executive Incentive Compensation Plan for Fiscal Year 1999 ("the Plan"). The Incentive Payment shall be made in a lump sum, less applicable federal and state taxes and other payroll deductions, on the regularly scheduled payment date as determined by the Company for participants in the Plan.

          (c) STOCK OPTIONS. Employee will not qualify for any stock option vesting after the date of termination of employment as set forth in paragraph 1 above. Employee waives any and all rights to continued vesting of stock options after the date of termination employment. The period in which Employee may exercise vested options begins on the date of termination of employment in accordance with Employee's applicable Stock Option Agreement, the Company's


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Stock Option and Award Plan, and the Company's policies.

          (d) COMPUTER EQUIPMENT. Following the Effective Date of this Agreement as defined in paragraph 17 below, Employee shall be entitled to retain her Company-issued computer and related equipment (including a Dell Latitude Notebook, monitor, docking station and fax/printer), provided, however, that all Company proprietary and business information shall be transferred to the Company's MIS Department. Employee understands and hereby acknowledges that the fair market value of such computer and related equipment may, if required by applicable federal and state tax laws, be reported as income to Employee on an IRS Form 1099 and on a comparable State of California tax form.

          (e) OUTPLACEMENT. Informix will provide Employee with individual executive outplacement assistance for up to three months from the Effective Date of this Agreement with Right Management Consultants, at a cost not to exceed $10,000.

          (f) BENEFITS TO BE COVERED BY THE COMPANY. The Company shall pay the premiums for Company medical, dental and vision insurance coverage for two (2) months following Employee's termination of employment if Employee and any dependents elect to continue health coverage pursuant to COBRA. Employee is entitled to continue medical, dental vision benefits at group rates pursuant to the federal COBRA law, and information on COBRA benefits will be forwarded separately following Employee's termination of employment. The period of COBRA eligibility, however, is not extended because the Company pays Employee's premiums for two (2) months of the COBRA eligibility period.

     3. CONFIDENTIAL INFORMATION. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Employee Inventions and Confidentiality Agreement between Employee and the Company. Employee shall return all the Company's property, and confidential and proprietary documents, diskettes, manuals, computer files and other information in her possession to the Company on or before the effective date of her resignation, including but not limited to: financial reports and forecasts; competitive data and information; financial analyses and projections; and any and all lists, reports, projections and other proprietary and confidential Company property.

     4. PAYMENT OF SALARY AND EXPENSES. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee on the Effective Date of this Agreement except the Severance and Incentive Bonus payments described in paragraphs 2(a) and (b) of this Agreement. Expenses incurred by Employee through the date of termination of employment will be reimbursed according to the Company's Expense Policies.

     5. RELEASE OF CLAIMS. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on behalf of herself, and her heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, stockholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal action or administrative proceeding concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

          (a) any and all claims under federal and state laws and statutes, in contract and in tort, relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

          (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

          (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

          (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the Family Medical and Leave Act, the California Fair Employment and Housing Act, and Labor Code section 201, ET SEQ. and section 970, ET SEQ. and all amendments to each such Act as well as the regulations issued thereunder;

          (e) any and all claims for violation of the federal, or any state, constitution;

          (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          (g)  any and all claims for attorneys' fees and costs.

Employee agrees that the release of claims set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement, the stock option agreement evidencing Employee's stock options and the agreement(s) evidencing the exercise of such options.

     6. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Employee acknowledges that she is waiving and releasing any rights Employee may have under the Age Discrimination in

Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the effective date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that she has been notified by this Agreement that: (a) Employee should consult with an attorney PRIOR to executing this Agreement; (b) Employee has at least twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following the execution of this Agreement by the parties to revoke this Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation must be in writing and must be hand-delivered to Gary Lloyd, Vice President, Legal, and General Counsel, by close of business on the seventh day from the date that Employee signs this Agreement.

     7. CIVIL CODE SECTION 1542. Employee represents that she is not aware of any claims against the Company other than the claims that are released pursuant to this Agreement. Employee acknowledges that she has been advised by legal counsel and is familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Employee acknowledges that she is aware of and understands the Civil Code Section set forth above and agrees expressly to waive any rights she may have thereunder, as well as under any other statute or common law principles of similar effect.

     8. CONFIDENTIALITY. Employee agrees to use Employee's best efforts to maintain in confidence the existence of this Agreement, the substance of this Agreement, and the consideration for this Agreement (collectively, the "Settlement Information"). Employee agrees to take all reasonable precautions to prevent disclosure of any Settlement Information to third parties, and agrees that she will not cause any public disclosure, directly or indirectly, of any Settlement Information. Employee agrees to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know the information.

     9. NO ADMISSION OF LIABILITY. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Company, either previously or in connection with this Agreement shall be deemed or construed to be either: (a) an admission of the truth or falsity of any claims heretofore made; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Employee or to any third party.

     10. COSTS. The Parties shall each bear their own costs, expert fees, attorneys' fees and other


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fees incurred in connection with this Agreement.

     11. ARBITRATION. The Parties agree that any and all disputes arising out of the provisions of this Agreement, their interpretation, and any of the matters herein released, including any potential claims of harassment, discrimination or wrongful termination, shall be subject to binding arbitration, to the extent permitted by law, in its offices in San Francisco County, California, or at a mutually agreeable location in San Mateo County, California, before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. EMPLOYEE AGREES AND HEREBY WAIVES HER RIGHT TO JURY TRIAL AS TO MATTERS ARISING OUT OF THE TERMS OF THIS AGREEMENT AND ANY MATTERS HEREIN RELEASED TO THE EXTENT PERMITTED BY LAW. In the event that Employee is in breach of any of its obligations under this Agreement, nothing in this section is to be construed as a waiver of the Company's rights to seek injunctive or equitable relief in a court of competent jurisdiction and to recover its costs and attorneys' fees and expenses. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award.

     12. AUTHORITY. Employee represents and warrants that Employee has the capacity to act on her own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement.

     13. NO REPRESENTATIONS. Employee represents that Employee has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement.

     14. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     15. ENTIRE AGREEMENT. This Agreement, the stock option agreements between the parties, and the Confidentiality Agreement represent the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Employee's relationship with the Company and her compensation by the Company. This Agreement may only be amended in writing signed by Employee and the Company's Vice President, Legal, and General Counsel.

     16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

     17. EFFECTIVE DATE. This Agreement is effective eight (8) days after it has been signed by both Parties.

     18. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.


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     19.  VOLUNTARY EXECUTION OF AGREEMENT.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that: (a) they have read this Agreement; (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel; and (c) they understand the provisions and legal consequences of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.



                                        INFORMIX CORPORATION



Dated:           , 1999                 By
        ---------

                                        Gary Lloyd, Vice President, Legal, and
                                        General Counsel


                                        Stephanie P. Schwartz



Dated:           , 1999
        ---------